UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 11, 2015

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On May 11, 2015, subsequent to the filing of its Form 10-Q for the quarter ended March 31, 2015, CVSL Inc. (the “Company”) dismissed PMB Helin Donovan LLP (“PMB”) as its independent registered public accounting firm.

PMB’s reports on the Company’s financial statements as of and for the two years ended December 31, 2014 and 2013, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to dismiss PMB and to engage BDO, USA LLP (“BDO”) as the Company’s new auditor (as discussed below) was approved by the audit committee of the Company’s board of directors.

During the years ended December 31, 2014 and 2013, and in the subsequent interim period through May 11, 2015 (the date of dismissal of PMB), there were no disagreements with PMB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMB, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

PMB’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 contained an adverse opinion thereon.  The Company concluded that the following material weaknesses in internal control over financial reporting existed: a lack of staff in the Company’s finance and accounting department to perform the increased tasks being handled at headquarters, lack of an optimal segregation of duties and lack of optimal levels of oversight. This need for additional personnel existed during the audit. In addition, the accounting system at one of the Company’s largest subsidiaries was outdated which impacted its responsiveness.

During the year ended December 31, 2014 and in the subsequent interim period through May 11, 2015, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K other than the material weakness described above.

The Company provided PMB with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”), and requested PMB furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of PMB’s letter, dated May 12, 2015, is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

Also on May 11, 2015, the Company engaged BDO as its new independent registered public accounting firm responsible for auditing its financial statements. During the Company’s two most recent years ended December 31, 2014 and 2013, and in the subsequent interim period through May 11, 2015, neither the Company, nor anyone on its behalf, consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from PMB Helin Donovan LLP to the Securities and Exchange Commission, dated May 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: May 12, 2015	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer